UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 25, 2019

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

On September 25, 2019, Gregory A. Pratt, Chairman of the Board of Directors of Carpenter Technology Corporation (“Carpenter” or the “registrant”), adopted a prearranged trading plan (the “Plan”) to sell shares of Carpenter’s common stock. The Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Carpenter’s Insider Trading Policies and Procedures.  Rule 10b5-1(c) permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a prearranged plan or contract for the purchase or sale of the registrant’s securities under specified conditions and at specified times.

Mr. Pratt informed the registrant that the stock sales to be affected pursuant to the Plan are part of his personal program for tax and financial planning.  The Plan provides for the sale of up to 210,333 shares of Carpenter common stock during specified periods occurring between October 28, 2019 and August 28, 2020.  Any sales made pursuant to the Plan will be made based on share amounts, minimum price thresholds and other conditions specified in the Plan.

All stock sales under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and
Secretary

Date:  September 26, 2019

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